EXHIBIT 16.1


                    [LETTERHEAD OF WEINBERG & COMPANY, P.A.]


December 29, 2004


Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549



                             RE: China Finance, Inc.

                             FILE REF. NO. 333-46114
                             -----------------------


We were previously the principal accountants for China Finance, Inc. (formerly Kubla Khan, Inc.) for the period from July 28, 2004 through December 29, 2004. On December 29, 2004, our appointment as principal accountants was terminated. We have read China Finance, Inc.'s statements included under Item 4.01 of its Form 8-K dated December 29, 2004, and we agree with the statements made in response to that Item insofar as they relate to our Firm.



                                                Very truly yours,

                                                /s/ WEINBERG & COMPANY, P.A.

                                                WEINBERG & COMPANY, P.A.

                                                Certified Public Accountants